Exhibit 2

POWER OF ATTORNEY

Know all by these present, that each of the undersigned hereby constitutes and appoints Steve Sanders, Vice President of Finance & Accounting and Chief Compliance Officer of Santé Ventures and its affiliated investment funds, signing singly, with full power of substitution, the undersigned’s true and lawful attorney-in-fact to:

(1)         prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 13(d) or Section 13(g) of the Securities Exchange Act of 1934, as amended, or any rule or regulation of the SEC;

(2)         execute for and on behalf of the undersigned, in the undersigned’s capacity as a stockholder of Molecular Templates, Inc. (the “Company”), any Schedule 13D or Schedule 13G and any amendments thereto in accordance with Section 13(d) or Section 13(g), as applicable, of the Securities Exchange Act of 1934, as amended, and the rules thereunder, and any joint filing agreement in connection therewith;

(3)         do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13D or Schedule 13G, complete and execute any amendment or amendments thereto, and timely file such schedule with the SEC and any stock exchange or similar authority; and

(4)         take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming nor relieving, nor is the Company assuming nor relieving, any of the undersigned’s responsibilities to comply with Section 13(d) or Section 13(g) of the Exchange Act.

This Power of Attorney shall remain in full force and effect with respect to each undersigned until such undersigned is no longer required to file either a Schedule 13D or Schedule 13G with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date set forth below.

Dated: August 11, 2017

SANTÉ HEALTH VENTURES I, LP

By:	SHV Management Services, LP,
its general partner

By:	SHV Management Services, LLC,
its general partner

By:	/s/ Kevin M. Lalande
Kevin M. Lalande, Managing Member

SHV MANAGEMENT SERVICES, LP

By:	SHV Management Services, LLC,
its general partner

By:	/s/ Kevin M. Lalande
Kevin M. Lalande, Managing Member

SHV MANAGEMENT SERVICES, LLC,

By:	/s/ Kevin M. Lalande
Kevin M. Lalande, Managing Member

SANTÉ HEALTH VENTURES I ANNEX FUND, LP

By:	SHV Annex Services, LP,
its General Partner

By:	SHV Management Services, LLC,
its General Partner

By:	/s/ Kevin M. Lalande
Kevin M. Lalande, Managing Member

SHV ANNEX SERVICES, LP

By:	SHV Management Services, LLC,
its General Partner

By:	/s/ Kevin M. Lalande
Kevin M. Lalande, Managing Member

[Signature Page to Power of Attorney]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date set forth below.

Dated: August 11, 2017

DOUGLAS D. FRENCH

/s/ Douglas D. French

Douglas D. French, individually

JOE H. CUNNINGHAM

/s/ Joe H. Cunningham

Joe H. Cunningham, individually

KEVIN M. LALANDE

/s/ Kevin M. Lalande

Kevin M. Lalande, individually

[Signature Page to Power of Attorney]